SUBITEM 77Q1(a)-1

                     ARTICLES OF AMENDMENT
                               OF
         PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.


      PRUDENTIAL  SHORT-TERM GLOBAL INCOME FUND, INC.,  a  Maryland  corporation having  its  principal office in the city of Baltimore (hereinafter  called  the

"Corporation"),  hereby  certifies to the State Department  of  Assessments  and

Taxation of Maryland that:

          FIRST:  The first paragraph of Section 1, Article IV is amended in its entirety to read as follows:

           Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of the par value of $.001 per share and of the aggregate par value of $2,000,000 to be divided initially into 250,000,000 shares of Class A Capital Stock of the Global Assets Portfolio, 250,000,000 shares of Class B Capital Stock of the Global
Assets Portfolio, 500,000,000 shares of Class A Capital Stock of the Short-Intermediate Term Global Income Portfolio, 500,000,000 shares of Class B Capital Stock of the Short-Intermediate Term Global Income Portfolio and 500,000,000 shares of the Class C Capital Stock of the Short-Intermediate Term Global Income Portfolio.

          SECOND:  The foregoing amendment to the Charter of the Corporation has been advised and approved by the Board of Directors of the Corporation.

          THIRD:    The  foregoing amendment to the Charter of  the  Corporation shall become effective at 1:00 p.m. on October 3, 1995.

          IN WITNESS WHEREOF, PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC. has

caused  these  presents  to  be signed in its name and  on  its  behalf  by  its

President and attested by its Secretary on October 2, 1995.



                   PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.

                   By /s/Richard A. Redeker

                      Richard A. Redeker
                      President


Attest:   /s/ S. Jane Rose
          S. Jane Rose
          Secretary


      The  undersigned, President of PRUDENTIAL SHORT-TERM GLOBAL  INCOME  FUND,

INC., who executed on behalf of said corporation the foregoing amendment to  the

Charter  of  which this certificate is made a part, hereby acknowledges  in  the name  and on behalf of said corporation, the foregoing amendment to the  Charter to  be the corporate act of said corporation and further certifies that, to  the best  of his knowledge, information and belief, the matters and facts set  forth therein  with respect to the approval thereof are true in all material respects,

under the penalties of perjury.



                                        /s/Richard A. Redeker

                                        Richard A. Redeker